SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           ---------------------------




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 12, 1999




                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                        1-9317                       04-6558834
 (State or other               (Commission file                (IRS employer
 jurisdiction of                   number)                  identification no.)
 incorporation)


    400 Centre Street, Newton, Massachusetts                      02458
    (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:  617-332-3990



          (Former name or former address, if changed since last report)

Item 2.       Acquisition or Disposition of Assets

         In its Current Report on Form 8-K dated September 21, 1999, HRPT Properties Trust ("HRP") announced that it would distribute the shares of its subsidiary, Senior Housing Properties Trust ("Senior Housing"), in a spin-off (the "Spin-Off") pursuant to the Registration Statement on Form S-11 (File No. 333-69703) filed by Senior Housing with the Securities and Exchange Commission, which became effective on September 21, 1999. Prior to the Spin-Off, Senior Housing had 26 million common shares of beneficial interest ("Senior Housing Common Shares") outstanding, all of which were held by HRP. On October 12, 1999, HRP distributed 13,190,763 million Senior Housing Common Shares to HRP's shareholders of record on October 8, 1999. The Senior Housing Common Shares now trade on the New York Stock Exchange under the symbol "SNH."

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(b)      Unaudited  Pro  Forma   Consolidated   Financial   Statements  of  HRPT
         Properties Trust

         Incorporated by reference from Item 7 of the Registrant's Current Report on Form 8-K dated September 21, 1999.

(c)      Exhibits

         2.1 Transaction Agreement, dated as of September 21, 1999, between Senior Housing Properties Trust and HRPT Properties Trust.

         10.1     Promissory   Note,   dated  September  1,  1999,  from  SPTMRT
                  Properties Trust and Senior Housing Properties Trust, as makers, to HRPT Properties Trust, as holder.


                           FORWARD LOOKING STATEMENTS

         This Current Report on Form 8-K contains statements and information that constitute forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this Form 8-K and include statements regarding strategies, plans, beliefs and current expectations of HRP's management. Readers are cautioned that any such forward looking statements are not guarantees of future events and involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, but are not limited to, the factors discussed in this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           HRPT PROPERTIES TRUST



                           By: /s/ John Popeo
                               John Popeo, Treasurer and Chief Financial Officer

Date: October 26, 1999